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EXHIBIT 99.1

CERTIFICATION

Each of the undersigned hereby certifies, for the purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Georgia Gulf Corporation ("Georgia Gulf"), that, to his knowledge, the Annual Report for the Georgia Gulf Corporation Savings and Capital Growth Plan on Form 11-K as of and for the year ended December 31, 2002, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects the net assets available for the benefits and changes in net assets available for benefits of the Plan. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 11-K. A signed original of this statement has been provided to Georgia Gulf and will be retained by Georgia Gulf and furnished to the Securities and Exchange Commission or its staff upon request.

Date: June 30, 2003	By:	/s/ EDWARD A. SCHMITT Edward A. Schmitt Chief Executive Officer
Date: June 30, 2003	By:	/s/ RICHARD B. MARCHESE Richard B. Marchese Chief Financial Officer and Principal Accounting Officer

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CERTIFICATION